Exhibit 1a
                     THE DIVERSIFIED INVESTORS FUNDS GROUP


                                    Form of
                     Amended and Restated Establishment and
                       Designation of Series of Shares of
               Beneficial Interest (par value $0.00001 per share)
                           Dated as of                , 1998

     Pursuant to Section 6.9 of the Declaration of Trust, dated as of April 23, 1993, as amended (as so amended, the "Declaration of Trust"), of The Diversified Investors Funds Group (the "Trust"), the undersigned, being not less than a majority of the Trustees of the Trust, hereby amend and restate the existing Establishment and Designation of Series appended to the Declaration of Trust in order to establish and designate the "Diversified Investors Stock Index Fund" as an additional series of Shares (as defined in the Declaration of Trust) of the Trust. No changes to the special and relative rights of the Trust's existing fifteen series of Shares (the new and the existing series being referred to singly as a "Fund" and collectively as the "Funds") are intended by this amendment and restatement.

     1. The Funds shall be designated as follows:

     The new series of the Trust shall be designated as Diversified Investors Stock Index Fund.

     The other existing series of the Trust shall be designated as follows:

               Diversified Investors Balanced Fund
               Diversified Investors Money Market Fund
               Diversified Investors Growth & Income Fund
               Diversified Investors Equity Growth Fund
               Diversified Investors Equity Income Fund
               Diversified Investors Special Equity Fund
               Diversified Investors High Quality Bond Fund
               Diversified Investors Government/Corporate Bond Fund Diversified Investors Intermediate Government Bond Fund Diversified Investors High-Yield Bond Fund
               Diversified Investors International Equity Fund
               Diversified Investors Equity Value Fund
               Diversified Investors Aggressive Equity Fund
               Stephens Intermediate Bond Fund
               Stephens Select Equity Fund



     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund created previously or now or hereafter created, or otherwise to change the special and relative rights of any Fund.



IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series as of the day of , 1998. This instrument may be executed by the Trustees in separate counterparts but shall be effective only when signed by a majority of the Trustees.


                                  __________________________________
                                  Tom Schlossberg
                                  As Trustee and not Individually



                                  __________________________________
                                  Robert Lester Lindsay
                                  As Trustee and not Individually



                                  __________________________________
                                  Nikhil Malvania
                                  As Trustee and not Individually



                                  __________________________________
                                  Mark Mullin
                                  As Trustee and not Individually



                                  __________________________________
                                  Joyce Galpern Norden
                                  As Trustee and not Individually